Exhibit 99.1

CoBiz Financial Announces First Quarter 2011 Results

Reports net income of $3.2 million

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.4 billion in assets, announced net income of $3.2 million for the first quarter of 2011, as compared to a net loss of $4.7 million for the first quarter of 2010.  Net income available to common shareholders was $0.06 per diluted common share versus a net loss of $0.15 per diluted common share in the prior-year quarter.

Financial Performance — First Quarter 2011

•             Net income available to common shareholders of $0.06 per diluted common share was a significant improvement from the net loss of $0.15 per diluted common share in the first quarter of 2010. The Company reported a net loss of $0.36 per diluted common share in the fourth quarter of 2010 (linked quarter basis), which included a deferred tax asset valuation charge of $0.43 per share. The first quarter of 2011 marks the second consecutive quarter of pre-tax profitability for the Company.

•             The provision for loan and credit losses (Provision) was $1.6 million for the first quarter of 2011, a $1.8 million reduction from the fourth quarter of 2010 and $12.2 million lower than the prior-year period.

•             During the first quarter of 2011, the Company charged-off, net of recoveries, $5.5 million, as compared to $3.0 million in the fourth quarter of 2010, and $17.0 million during the first quarter of 2010. Recoveries included in net charge-offs were $0.8 million in the current quarter, versus $2.2 million in the fourth quarter of 2010.

•             The allowance for loan and credit losses (Allowance) was 3.79% of total loans at March 31, 2011, as compared to 4.01% as of December 31, 2010, and 4.17% as of March 31, 2010. The Allowance covered 153% of nonperforming loans (NPLs) at March 31, 2011.

•             Nonperforming assets (NPAs) decreased to $64.1 million at March 31, 2011, or 2.65% of total assets, down from $67.8 million reported at December 31, 2010, and a 36% decrease from prior-year period NPAs of $100.0 million.

•             The net interest margin increased 15 basis points (0.15%) to 4.41% for the first quarter of 2011, from 4.26% in the fourth quarter of 2010. The net interest margin was 4.52% for the first quarter of 2010.

•             Noninterest income was $8.0 million during the first quarter 2011, compared to $10.3 million in the prior linked quarter, and 17% greater than the prior-year quarter of $6.9 million.

•             Total loans were $1.6 billion as of March 31, 2011, a $7.6 million decrease from the prior linked quarter. However, average loans increased $23.4 million from the prior linked quarter.

•             Deposits and customer repurchase agreements (Customer Repos) excluding wholesale brokered sources (Customer Funding) increased by $44.0 million on a linked quarter basis. Year-over-year, Customer Funding increased by $8.9 million, driven by an increase in noninterest-bearing demand deposits.

•             The average cost of total deposits decreased to 47 basis points (0.47%) from 51 basis points in the linked quarter and 78 basis points in the prior-year quarter.

“I am very pleased with our first quarter results, and am glad to see the momentum from our fourth quarter continue,” said Chairman and CEO Steve Bangert.

“We reported net income of $3.2 million for the first quarter, which historically is a seasonally soft quarter for us. It is encouraging to see results from our strategic priorities to improve asset quality, generate loans and increase the quality and quantity of referrals from within the CoBiz franchise. Our recent results and progress over the last two quarters leave us well positioned for a return to sustained profitability in 2011.”

Loans

Total Loans at March 31, 2011, were $1.6 billion, a decrease of $7.6 million on a linked quarter basis. The Company continued to see declines in its Land Acquisition and Development (A&D) and Construction portfolios of $7.8 million and $1.5 million, respectively. In addition, Commercial Real Estate declined by $6.9 million, and Commercial and Industrial (C&I) loans fell by $2.9 million, as C&I line utilization decreased to 40% from 43% on a linked quarter basis. However, the Company did experience growth in Jumbo mortgage and tax-exempt financing. Jumbo mortgage loans, reported within the Consumer Loan category, totaled $36.5 million at March 31, 2011, a linked quarter increase of $8.1 million. Municipal Leases (reported as Other Loans) increased by $6.6 million during the current quarter.

The Company continues to diligently pursue new credit relationships at a time when the number of quality borrowers remains low and competition among banks to earn the business is high. New credit relationships of $72.4 million were added during the quarter and advances on existing lines totaled $62.2 million. New and advanced loans were offset by paydowns and maturities of $135.9 million during the first quarter.  In addition, the Company charged-off, excluding recoveries, $6.3 million during the current quarter.

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
$ in thousands	2011	2010	2010	2010	2010
Loans - beginning balance	$1,643,727	$1,642,623	$1,688,028	$1,727,874	$1,782,686
New credit extended	72,396	77,089	67,371	73,570	37,145
Credit advanced	62,227	65,343	86,272	77,965	66,185
Paydowns & maturities	(135,892)	(136,191)	(187,930)	(175,251)	(139,900)
Gross loan charge-offs	(6,294)	(5,137)	(11,118)	(16,130)	(18,242)
Loans - ending balance	$1,636,164	$1,643,727	$1,642,623	$1,688,028	$1,727,874

Net change - loans outstanding	$(7,563)	$1,104	$(45,405)	$(39,846)	$(54,812)
Net change, excluding charge-offs	(1,269)	6,241	(34,287)	(23,716)	(36,570)

Overall, loan portfolio composition continues to improve as concentrations in Land A&D, Construction and Investor Real Estate have decreased. The C&I portfolio totaled $562.2 million, or 34.4% of total Loans at March 31, 2011, compared to 32.8% at March 31, 2010.  Commercial real estate accounted for 47.5% of total Loans, with owner occupied properties tied to the Company’s C&I portfolio representing 54.1% of this category. Overall, 60.1% of total Loans relate to the Company’s C&I book.

The Land A&D portfolio totaled $76.1 million, or 4.7%, of the overall portfolio at March 31, 2011, compared to $122.7 million, or 7.1%, at March 31, 2010.  Over the past year management has focused on reducing the Land A&D portfolio by proactively working with customers and taking aggressive steps in provisioning for and charging-off problem credits.  Construction loans accounted for $85.4 million, or 5.2%, of the portfolio at March 31, 2011, compared to $116.7 million, or 6.8%, at March 31, 2010.

Investment Securities

The Company had investment securities available for sale with a carrying value of $607.4 million at March 31, 2011, a $30.0 million decrease from December 31, 2010.  The unrealized gain on the investment portfolio increased $1.4 million from December 31, 2010, to $12.8 million at March 31, 2011.  The unrealized gain has remained relatively consistent from March 31, 2010.

The portfolio consists primarily of mortgage-backed securities (MBS) backed by U.S. government agencies with a book value of $388.7 million and a market value of $398.4 million. The remaining MBS are non-agency, private-label securities with a net book value of $3.9 million and a market value of $2.4 million. The portfolio does not contain any collateralized debt obligations or securities backed by sub-prime mortgage loans. At March 31, 2011, the Company had agency debentures with a book value of $55.2 million and a market value of $55.5 million.  Investments also include single-issuer trust preferred securities, corporate debt securities and municipal bonds with a book value of $146.7 million and a fair value of $151.2 million.  All trust preferred securities in the Company’s portfolio continue to pay dividends.

Deposits and Customer Repo Balances

Deposit and Customer Repo balances ended the period at $2.1 billion, an increase of $43.9 million on a linked quarter basis, and an increase of $7.5 million from the prior-year period.  The linked quarter increase is primarily attributable to an increase of $76.7 million in demand deposits and $32.5 million in NOW and money market accounts.

These increases were offset by decreases of $14.7 million and $54.1 million in Eurodollars and reciprocal CDARS(1), respectively.  The decrease in reciprocal CDARS is attributed to a single customer relationship.  The increase in noninterest-bearing demand deposits is the result of an inflow from one large commercial depositor, which increased total noninterest-bearing demand accounts to 39.2% of total deposits as of the end of the first quarter.  Noninterest-bearing demands account were 36.1% of total deposits as of December 31, 2010.  The Company has maintained a ratio of noninterest-bearing deposits to total deposits at or above 27.0% since December 31, 2008.  As a result of the Company’s favorable funding mix, the average cost of total deposits for the first quarter of 2011 decreased to 47 basis points, as compared to 78 basis points in the first quarter of 2010.

During the first quarter of 2011, Customer Funding increased by $44.0 million on a linked quarter basis and $8.9 million over the prior-year period.

Allowance for Loan and Credit Losses and Credit Quality

NPAs were $64.1 million at March 31, 2011, a decrease of $3.8 million on a linked quarter basis and a decrease of $35.9 million from the comparable prior-year period.  The Company’s overall asset quality position continues to improve.  As of March 31, 2011, NPAs to total assets decreased to 2.65% from 2.83% at year end and 4.13% a year earlier.  Other real estate owned (OREO) and other foreclosed assets decreased $1.5 million on a linked quarter basis to $23.6 million at March 31, 2011.  OREO and other foreclosed assets have decreased for three consecutive quarters.

Approximately 43% of NPLs are within the Colorado portfolio and 57% are in Arizona. With the exception of real estate — mortgage, all loan categories reflected an improvement on a linked quarter basis.  The increase of $3.6 million in real estate — mortgage loans was due to a single Arizona relationship placed on nonaccrual during the first quarter of 2011.  Efforts to reduce high-risk loan concentration levels such as Land A&D have led to improvements in the Company’s overall asset quality position.  Land A&D NPLs currently represent 19% of our total NPLs compared to 43% at December 31, 2009.  The decrease in nonperforming Land A&D represents more than 50% of the overall decline in NPLs since 2009.

(1)  Certificates of deposits (CDs) offered through the Certificate of Deposit Account Registry Service ® (CDARS) program. The CDARS program is designed to provide full FDIC insurance on deposit amounts larger than the stated minimum by exchanging or reciprocating larger depository relationships with other member banks. Our depositors’ funds are broken into smaller amounts and placed with other banks that are members of the network. Each member bank issues CDs in amounts under $250,000, so the entire deposit is eligible for FDIC insurance. CDARS are technically brokered deposits; however, the Company considers the reciprocal deposits placed through the CDARS program as core funding and does not report the balances as brokered sources in its internal or external financial reports.

Of the $23.6 million of OREO, $11.9 million, or 50.3%, is located in Colorado and $11.7 million, or 49.7%, is located in Arizona. During the first quarter of 2011, the Company recognized losses on OREO sales and valuation adjustments of $1.1 million.  The Company holds five properties with a carrying value in excess of $1.0 million of which three are in Colorado, the largest being $7.8 million.  The average OREO carrying value in Arizona is $0.4 million while in Colorado the average OREO carrying value (excluding the largest property) is $0.7 million.

Provision for the first quarter of 2011 totaled $1.6 million, a decline of $1.8 million on a linked quarter basis and $12.2 million over the same period in 2010.  Management’s proactive provisioning in 2009 and early 2010 has led to lower levels of Provision and higher reserve coverage ratios in recent quarters.  The Provision has decreased during the last seven consecutive quarters.  The Allowance to NPLs at March 31, 2011, was 153.34% compared to 154.33% at year end and 101.41% a year earlier.   The Company charged-off (net of recoveries) $5.5 million in the first quarter of 2011 compared to $3.0 million in the prior linked quarter and $17.0 million during the year-earlier period. The Allowance decreased $3.9 million to $62.1 million at March 31, 2011, from $66.0 million at December 31, 2010.  During the first quarter of 2011, the Allowance decreased $10.0 million from $72.1 million at March 31, 2010.  The Company’s Allowance to total loans decreased to 3.79% at March 31, 2011 from 4.01% at December 31, 2010.

Shareholders’ Equity

As of March 31, 2011, total shareholders’ equity was $205.7 million. The Company’s total tangible shareholders’ equity was $201.8 million. The tangible shareholders’ equity to tangible assets ratio was 8.4%, and the tangible common equity ratio was 5.8% at March 31, 2011.  (See the accompanying Reconciliation of Non-GAAP Measures to GAAP for the tangible equity and related ratios).

The Board of Directors of the Company declared a $0.01 cash dividend on its common stock to be paid on May 9, 2011 to shareholders of record on May 2, 2011.

Net Interest Income and Margin

Net interest income for the first quarter of 2011 increased $0.3 million on a tax equivalent basis, to $24.4 million from the prior linked quarter.  Net interest income on a tax equivalent basis for the first quarter of 2010 was $24.9 million.  The first quarter 2011 net interest margin (NIM) of 4.41% increased 15 basis points from the prior linked quarter and decreased 11 basis points from the first quarter of 2010.  An increase in average loans and investment securities contributed to the expansion of the NIM on a linked quarter basis.

Average earning assets of $2.25 billion were stable during the first quarter of 2011 compared to the prior linked quarter.  Yield on average earning assets increased 9 basis points on a linked quarter basis as excess liquidity in the form of low-yield deposits held primarily at the Federal Reserve were reduced late in the prior quarter by loan fundings and purchases of higher-yielding investment securities.

The rate paid on average interest-bearing liabilities decreased 1 (0.01%) basis point on a linked quarter basis to 0.76%.  The Company continues to see interest-bearing money market and CD decreases offset by growth in noninterest-bearing demand accounts.  Including noninterest-bearing demand accounts, the rate paid on average deposits was 0.47% in the first quarter of 2011 compared to 0.51% and 0.78% in the respective linked- and prior-year-periods.

Noninterest Income

Noninterest income decreased $2.3 million, or 22.4%, on a linked quarter basis to $8.0 million for the first quarter of 2011.  Noninterest income was $6.9 million in the first quarter of 2010. As a percentage of total operating revenue, noninterest income decreased to 24.9% for the first quarter of 2011 from 30.1% for the fourth quarter of 2010. Noninterest income as a percentage of total operating revenue was 21.8% for the first quarter of 2010.

The noninterest income linked quarter decrease of $2.3 million in the first quarter of 2011 is attributable primarily to a decrease of $2.0 million in income from the Company’s investment banking subsidiary, Green Manning & Bunch (GMB).  In the fourth quarter of 2010, GMB reported its highest quarterly revenues since the second quarter of 2008.

Operating Expenses

Noninterest expense decreased $1.7 million, or 6.3%, on a linked quarter basis to $25.5 million for the first quarter of 2011. Noninterest expense was $26.3 million during the first quarter of 2010.  The Company’s efficiency ratio for the first quarter of 2011 was 74.6%, compared to 74.2% for the fourth quarter of 2010 and 77.8% for the first quarter of 2010.

Salaries and employee benefits decreased $1.2 million in the first quarter of 2011 on a linked quarter basis.  The decrease was primarily due to variable compensation related to lower first quarter 2011 revenues.  The net loss on securities, other assets and OREO decreased $0.3 million to $1.4 million on a linked quarter basis driven primarily by lower OREO losses arising from valuation adjustments.

Other operating expenses decreased $0.3 million on a linked quarter basis. The Company continues to experience elevated levels of loan- and OREO-related costs, although such costs were down $0.6 million in the current quarter from the prior linked quarter. Reductions in workout expense were offset in part by a $0.3 million increase in accounting, legal and professional services.

In the first quarter of 2011, the Company recorded a $2.0 million provision for income tax expense a decrease of $14.0 million on a linked quarter basis.  During the fourth quarter of 2010, a deferred tax asset valuation allowance was established through a charge to tax expense of $15.6 million.

Year-over-year, noninterest expense for the first quarter of 2011 decreased $0.8 million, primarily due to decreases in accounting, legal and professional services of $0.4 million and reduced salary and benefit expense of $0.2 million. The number of full-time equivalent employees was 543 at the end of the first quarter of 2011 as compared to 542 at the end of 2010.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Thursday, April 21, 2011, at 10:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=78012 or by telephone at 877.493.9121, (conference ID # 56734970).

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.4 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements.Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

•                  If we were to conclude that an additional valuation allowance is necessary for our net deferred tax asset, such conclusion could result in a non-cash valuation charge which would adversely affect our results of operations.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

March 31, 2011

(unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2011	2010
INCOME STATEMENT DATA
Interest income	$28,191	$29,919
Interest expense	3,947	5,166
NET INTEREST INCOME BEFORE PROVISION	24,244	24,753
Provision for loan losses	1,640	13,820
NET INTEREST INCOME AFTER PROVISION	22,604	10,933
Noninterest income	8,032	6,885
Noninterest expense	25,451	26,273
INCOME (LOSS) BEFORE INCOME TAXES	5,185	(8,455)
Provision (benefit) for income taxes	1,959	(3,436)
NET INCOME (LOSS) BEFORE NONCONTROLLING INTEREST	3,226	(5,019)
Net loss attributable to noncontrolling interest	—	322
NET INCOME (LOSS)	$3,226	$(4,697)

Preferred stock dividends	(946)	(938)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,280	$(5,635)

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$0.06	$(0.15)
DILUTED	$0.06	$(0.15)
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	36,619	36,476
DILUTED	36,790	36,476

EQUITY MEASURES
Common Shares Outstanding at Period End (in thousands)	37,044	36,760
Book Value Per Common Share	$3.86	$4.42
Tangible Book Value Per Common Share *	$3.76	$4.29
Tangible Common Equity to Tangible Assets *	5.78%	6.53%
Tangible Equity to Tangible Assets *	8.37%	9.09%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total Assets	$2,413,226	$2,421,040
Loans	1,636,164	1,727,874
Intangible Assets	3,877	4,749
Deposits	1,933,284	1,940,520
Subordinated Debentures	93,150	93,150
Common Shareholders’ Equity	143,103	162,466
Total Shareholders’ Equity	205,658	224,471
Interest-Earning Assets	2,255,418	2,224,511
Interest-Bearing Liabilities	1,425,828	1,646,056

BALANCE SHEET AVERAGES
Average Assets	$2,411,530	$2,431,019
Average Loans	1,645,283	1,754,384
Average Deposits	1,925,028	1,934,222
Average Subordinated Debentures	93,150	93,150
Average Shareholders’ Equity	205,175	230,745
Average Interest-Earning Assets	2,247,763	2,234,775
Average Interest-Bearing Liabilities	1,459,927	1,651,471

CoBiz Financial Inc.

March 31, 2011

(unaudited)

	Three months ended March 31,
(in thousands)	2011	2010
PROFITABILITY MEASURES
Net Interest Margin	4.41%	4.52%
Efficiency Ratio	74.63%	77.75%
Return on Average Assets	0.54%	(0.78)%
Return on Average Shareholders’ Equity	6.38%	(8.26)%
Noninterest Income as a Percentage of Operating Revenues	24.89%	21.76%

CREDIT QUALITY
Nonperforming Loans
Nonaccrual Loans	$39,231	$69,003
Loans 90 days or More Past Due and Accruing Interest	1,238	2,054
Total Nonperforming Loans	40,469	71,057
OREO & Repossessed Assets	23,581	28,951
Total Nonperforming Assets	$64,050	$100,008

Charge-offs	$(6,294)	$(18,242)
Recoveries	757	1,209
Net Charge-offs	$(5,537)	$(17,033)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	2.65%	4.13%
Nonperforming Loans to Total Loans	2.47%	4.11%
Nonperforming Loans and OREO to Total Loans and OREO	3.86%	5.69%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)	3.79%	4.17%
Allowance for Loan and Credit Losses to Nonperforming Loans	153.34%	101.41%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$5,421	$3,301	$8,722	$562,220	1.55%
Real Estate - mortgage	1,664	10,390	12,054	776,801	1.55%
Land Acquisition & Development	1,152	6,667	7,819	76,120	10.27%
Real Estate - construction	8,829	—	8,829	85,359	10.34%
Consumer	165	2,880	3,045	99,457	3.06%
Other Loans	—	—	—	36,207	0.00%
Other Real Estate Owned	11,863	11,718	23,581	23,581	—
NPAs	$29,094	$34,956	$64,050	$1,659,745	3.86%

Total Loans	$1,090,145	$546,019	$1,636,164
Total Loans and OREO	1,102,008	557,737	1,659,745
Nonperforming Loans to Loans	1.58%	4.26%	2.47%
Nonperforming Loans and OREO to Total Loans and OREO	2.64%	6.27%	3.86%

CoBiz Financial Inc.

March 31, 2011

(unaudited)

		Investment			Corporate
	Commercial	Banking	Wealth		Support and
(in thousands, except per share amounts)	Banking	Services	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended March 31, 2011	$25,437	$3	$(13)	$(2)	$(1,181)	$24,244
Quarter ended December 31, 2010	25,213	3	(10)	(1)	(1,187)	24,018
Annualized quarterly growth	3.6%	.0%	(121.7)%	(405.6)%	2.0%	3.8%

Quarter ended March 31, 2010	$25,471	$1	$(9)	$(3)	$(707)	$24,753
Annual growth	(.1)%	200.0%	(44.4)%	33.3%	(67.0)%	(2.1)%

Noninterest income
Quarter ended March 31, 2011	$2,459	$744	$2,280	$2,539	$10	$8,032
Quarter ended December 31, 2010	2,920	2,766	2,458	1,996	217	10,357
Annualized quarterly growth	(64.0)%	(296.5)%	(29.4)%	110.3%	(386.9)%	(91.0)%

Quarter ended March 31, 2010	$2,396	$301	$2,198	$2,344	$(354)	$6,885
Annual growth	2.6%	147.2%	3.7%	8.3%	102.8%	16.7%

Net income (loss)
Quarter ended March 31, 2011	$5,374	$(123)	$(218)	$19	$(1,826)	$3,226
Quarter ended December 31, 2010	(756)	243	(480)	(570)	(10,711)	(12,274)
Annualized quarterly growth	3,288.4%	(610.8)%	221.4%	419.1%	336.4%	512.1%

Quarter ended March 31, 2010	$(852)	$(444)	$(161)	$(177)	$(3,063)	$(4,697)
Annual growth	730.8%	72.3%	(35.4)%	110.7%	40.4%	168.7%

Earnings (loss) per share (diluted)
Quarter ended March 31, 2011	$0.15	$—	$(0.01)	$—	$(0.08)	$0.06
Quarter ended December 31, 2010	(0.02)	0.01	(0.01)	(0.02)	(0.32)	(0.36)
Annualized quarterly growth	3,447.2%	(405.6)%	.0%	405.6%	304.2%	473.1%

Quarter ended March 31, 2010	$(0.02)	$(0.01)	$—	$—	$(0.12)	$(0.15)
Annual growth	850.0%	100.0%	(100.0)%	.0%	33.3%	140.0%

Total loans
At March 31, 2011						$1,636,164
At December 31, 2010						1,643,727
Annualized quarterly growth						(1.9)%

At March 31, 2010						$1,727,874
Annual growth						(5.3)%

Total deposits and customer repurchase agreements
At March 31, 2011						$2,090,958
At December 31, 2010						2,047,058
Annualized quarterly growth						8.7%

At March 31, 2010						$2,083,464
Annual growth						.4%

CoBiz Financial Inc.

March 31, 2011

(unaudited)

In conjunction with the Company’s strategic initiative to create a focused wealth management offering, the Company changed its operating segments in the third quarter of 2010 to reflect an internal realignment of its wealth management components.  As part of this change, the Investment Advisory and Trust segment that was previously reported has been renamed Wealth Management and a business line has been moved from Insurance into the new Wealth Management segment.  All prior period disclosures have been adjusted to conform to the new presentation.

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2011	2010	2010	2010	2010

COMMERCIAL BANKING
Income Statement
Total interest income	$27,945	$27,977	$28,254	$28,910	$29,556
Total interest expense	2,508	2,764	3,215	3,650	4,085
Net interest income	25,437	25,213	25,039	25,260	25,471
Provision for loan losses	1,327	4,677	5,860	8,326	11,361
Net interest income (loss) after provision	24,110	20,536	19,179	16,934	14,110
Noninterest income	2,459	2,920	2,780	2,343	2,396
Noninterest expense	8,098	9,560	6,902	11,774	8,779
Income (loss) before income taxes	18,471	13,896	15,057	7,503	7,727
Provision (benefit) for income taxes	6,952	9,338	5,674	2,665	2,503
Net income (loss) before management fees and overhead allocations	$11,519	$4,558	$9,383	$4,838	$5,224
Management fees and overhead allocations, net of tax	6,145	5,314	6,656	6,043	6,076
Net income (loss)	$5,374	$(756)	$2,727	$(1,205)	$(852)

INVESTMENT BANKING
Income Statement
Total interest income	$3	$3	$2	$2	$1
Total interest expense	—	—	—	—	—
Net interest income	3	3	2	2	1
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	3	3	2	2	1
Noninterest income	744	2,766	794	1,789	301
Noninterest expense	893	2,294	1,085	1,179	976
Income (loss) before income taxes	(146)	475	(289)	612	(674)
Provision (benefit) for income taxes	(58)	191	(113)	245	(271)
Net income (loss) before management fees and overhead allocations	$(88)	$284	$(176)	$367	$(403)
Management fees and overhead allocations, net of tax	35	41	40	41	41
Net income (loss)	$(123)	$243	$(216)	$326	$(444)

WEALTH MANAGEMENT
Income Statement
Total interest income	$1	$1	$1	$—	$—
Total interest expense	14	11	2	18	9
Net interest income	(13)	(10)	(1)	(18)	(9)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(13)	(10)	(1)	(18)	(9)
Noninterest income	2,280	2,458	2,443	2,653	2,198
Noninterest expense	2,388	2,654	2,748	2,685	2,279
Income (loss) before income taxes	(121)	(206)	(306)	(50)	(90)
Provision (benefit) for income taxes	(54)	98	(122)	45	(99)
Net income (loss) before management fees and overhead allocations	$(67)	$(304)	$(184)	$(95)	$9
Management fees and overhead allocations, net of tax	151	176	168	207	170
Net income (loss)	$(218)	$(480)	$(352)	$(302)	$(161)

INSURANCE
Income Statement
Total interest income	$—	$1	$1	$—	$—
Total interest expense	2	2	3	3	3
Net interest income	(2)	(1)	(2)	(3)	(3)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(2)	(1)	(2)	(3)	(3)
Noninterest income	2,539	1,996	2,028	2,333	2,344
Noninterest expense	2,361	2,333	2,118	2,180	2,374
Income (loss) before income taxes	176	(338)	(92)	150	(33)
Provision (benefit) for income taxes	71	145	(34)	(7)	58
Net income (loss) before management fees and overhead allocations	$105	$(483)	$(58)	$157	$(91)
Management fees and overhead allocations, net of tax	86	87	83	87	86
Net income (loss)	$19	$(570)	$(141)	$70	$(177)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$242	$270	$292	$346	$362
Total interest expense	1,423	1,457	1,443	1,414	1,069
Net interest income	(1,181)	(1,187)	(1,151)	(1,068)	(707)
Provision for loan losses	313	(1,158)	1,484	2,118	2,459
Net interest income (loss) after provision	(1,494)	(29)	(2,635)	(3,186)	(3,166)
Noninterest income	10	217	(32)	635	(354)
Noninterest expense	11,711	10,328	13,366	11,633	11,865
Income (loss) before income taxes	(13,195)	(10,140)	(16,033)	(14,184)	(15,385)
Provision (benefit) for income taxes	(4,952)	6,179	(5,171)	(5,669)	(5,627)
Net income (loss) before management fees and overhead allocations	$(8,243)	$(16,319)	$(10,862)	$(8,515)	$(9,758)
Management fees and overhead allocations, net of tax	(6,417)	(5,618)	(6,947)	(6,378)	(6,373)
Net income (loss)	$(1,826)	$(10,701)	$(3,915)	$(2,137)	$(3,385)
Net (income) loss attributable to noncontrolling interest	—	(10)	—	(521)	322
Net income (loss) after noncontrolling interest	$(1,826)	$(10,711)	$(3,915)	$(2,658)	$(3,063)

CONSOLIDATED
Income Statement
Total interest income	$28,191	$28,252	$28,550	$29,258	$29,919
Total interest expense	3,947	4,234	4,663	5,085	5,166
Net interest income	24,244	24,018	23,887	24,173	24,753
Provision for loan losses	1,640	3,519	7,344	10,444	13,820
Net interest income (loss) after provision	22,604	20,499	16,543	13,729	10,933
Noninterest income	8,032	10,357	8,013	9,753	6,885
Noninterest expense	25,451	27,169	26,219	29,451	26,273
Income (loss) before income taxes	5,185	3,687	(1,663)	(5,969)	(8,455)
Provision (benefit) for income taxes	1,959	15,951	234	(2,721)	(3,436)
Net income (loss) before management fees and overhead allocations	$3,226	$(12,264)	$(1,897)	$(3,248)	$(5,019)
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$3,226	$(12,264)	$(1,897)	$(3,248)	$(5,019)
Net (income) loss attributable to noncontrolling interest	—	(10)	—	(521)	322
Net income (loss) after noncontrolling interest	$3,226	$(12,274)	$(1,897)	$(3,769)	$(4,697)

CoBiz Financial Inc.

March 31, 2011

(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share amounts)	2011	2010	2010	2010	2010
Interest income	$28,191	$28,252	$28,550	$29,258	$29,919
Interest expense	3,947	4,234	4,663	5,085	5,166
Net interest income before provision	24,244	24,018	23,887	24,173	24,753
Provision for loan losses	1,640	3,519	7,344	10,444	13,820
Net interest income after provision	22,604	20,499	16,543	13,729	10,933
Noninterest income:
Deposit service charges	$1,239	$1,178	$1,252	$1,269	$1,258
Investment advisory and trust income	1,426	1,315	1,298	1,457	1,369
Insurance income	3,393	3,139	3,173	3,529	3,173
Investment banking income	744	2,766	794	1,789	301
Other income	1,230	1,959	1,496	1,709	784
Total noninterest income	8,032	10,357	8,013	9,753	6,885
Noninterest expense:
Salaries and employee benefits	$14,723	$15,937	$14,580	$14,618	$14,947
Stock-based compensation expense	424	411	324	437	419
Occupancy expenses, premises and equipment	3,354	3,289	3,459	3,412	3,434
Amortization of intangibles	160	160	161	160	161
Other operating expenses	5,428	5,712	6,398	6,776	5,889
Net loss on securities, other assets and OREO	1,362	1,660	1,297	4,048	1,423
Total noninterest expense	25,451	27,169	26,219	29,451	26,273
Net income (loss) before income taxes	5,185	3,687	(1,663)	(5,969)	(8,455)
Provision (benefit) for income taxes	1,959	15,951	234	(2,721)	(3,436)
Net income (loss)	3,226	(12,264)	(1,897)	(3,248)	(5,019)
Net (income) loss attributable to noncontrolling interest	—	(10)	—	(521)	322
Net income (loss) after noncontrolling interest	$3,226	$(12,274)	$(1,897)	$(3,769)	$(4,697)

Preferred stock dividends	(946)	(944)	(942)	(940)	(938)
Net income (loss) available to common shareholders	$2,280	$(13,218)	$(2,839)	$(4,709)	$(5,635)

Earnings (loss) per common share
Basic	$0.06	$(0.36)	$(0.08)	$(0.13)	$(0.15)
Diluted	$0.06	$(0.36)	$(0.08)	$(0.13)	$(0.15)

Weighted average shares outstanding (in thousands)
Basic	36,619	36,591	36,562	36,527	36,476
Diluted	36,790	36,591	36,562	36,527	36,476

PROFITABILITY MEASURES
Net Interest Margin	4.41%	4.26%	4.33%	4.39%	4.52%
Efficiency Ratio	74.63%	74.23%	78.12%	76.04%	77.75%
Return on Average Assets	0.54%	(2.01)%	(0.31)%	(0.62)%	(0.78)%
Return on Average Shareholders’ Equity	6.38%	(22.75)%	(3.45)%	(6.70)%	(8.26)%
Noninterest Income as a Percentage of Operating Revenues	24.89%	30.13%	25.12%	28.75%	21.76%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	37,044	36,877	36,842	36,824	36,760
Book Value Per Common Share	$3.86	$3.78	$4.16	$4.24	$4.42
Tangible Book Value Per Common Share *	$3.76	$3.67	$4.04	$4.12	$4.29

Tangible Common Equity to Tangible Assets *	5.78%	5.65%	6.17%	6.18%	6.53%
Tangible Equity to Tangible Assets *	8.37%	8.27%	8.75%	8.71%	9.09%
Tier 1 Capital Ratio	**	12.90%	13.18%	13.51%	13.43%
Total Risk Based Capital Ratio	**	15.50%	15.59%	15.87%	15.77%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

	At
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2011	2010	2010	2010	2010
PERIOD END BALANCES
Total Assets	$2,413,226	$2,395,088	$2,419,245	$2,458,079	$2,421,040
Loans	1,636,164	1,643,727	1,639,218	1,687,839	1,727,874
Loans Held for Sale	—	—	3,405	189	—
Intangible Assets	3,877	4,119	4,279	4,440	4,749
Deposits	1,933,284	1,889,368	1,901,453	1,966,444	1,940,520
Subordinated Debentures	93,150	93,150	93,150	93,150	93,150
Common Shareholders’ Equity	143,103	139,324	153,263	156,087	162,466
Total Shareholders’ Equity	205,658	201,738	215,539	218,227	224,471
Interest-Earning Assets	2,255,418	2,239,254	2,210,856	2,252,129	2,224,511
Interest-Bearing Liabilities	1,425,828	1,472,686	1,538,742	1,628,165	1,646,056

LOANS
Commercial	$562,220	$565,145	$569,607	$570,928	$566,321
Real estate - mortgage	776,801	783,675	798,435	813,980	832,918
Land Acquisition & Development	76,120	83,871	92,267	111,441	122,657
Real estate - construction	85,359	86,862	85,763	99,519	116,725
Consumer	99,457	94,607	75,233	72,289	72,198
Other	36,207	29,567	17,913	19,682	17,055
Gross loans	1,636,164	1,643,727	1,639,218	1,687,839	1,727,874
Less allowance for loan losses	(61,995)	(65,892)	(65,325)	(67,961)	(71,903)
Net loans held for investment	1,574,169	1,577,835	1,573,893	1,619,878	1,655,971
Loans held for sale	—	—	3,405	189	—
Total net loans	$1,574,169	$1,577,835	$1,577,298	$1,620,067	$1,655,971

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$696,114	$663,572	$693,063	$728,336	$720,202
Savings	9,590	9,144	9,160	9,568	10,780
Eurodollar	91,042	105,793	116,681	108,864	102,029
Certificates of deposits under $100,000	39,860	41,845	44,209	46,693	49,779
Certificates of deposits $100,000 and over	234,830	229,701	261,632	309,718	336,443
Reciprocal CDARS	103,568	157,679	155,188	179,515	186,900
Brokered deposits	—	100	100	698	1,397
Total interest-bearing deposits	1,175,004	1,207,834	1,280,033	1,383,392	1,407,530
Noninterest-bearing demand deposits	758,280	681,534	621,420	583,052	532,990
Customer repurchase agreements	157,674	157,690	165,559	151,623	142,944
Total deposits and customer repurchase agreements	$2,090,958	$2,047,058	$2,067,012	$2,118,067	$2,083,464

BALANCE SHEET AVERAGES
Average Assets	$2,411,530	$2,447,772	$2,422,415	$2,434,743	$2,431,019
Average Loans	1,645,283	1,621,893	1,671,370	1,728,237	1,754,384
Average Deposits	1,925,028	1,945,744	1,922,037	1,952,736	1,934,222
Average Subordinated Debentures	93,150	93,150	93,150	93,150	93,150
Average Shareholders’ Equity	205,175	216,441	218,141	225,504	230,745
Average Interest-Earning Assets	2,247,763	2,246,857	2,200,104	2,221,203	2,234,775
Average Interest-Bearing Liabilities	1,459,927	1,530,333	1,565,848	1,640,858	1,651,471

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$65,892	$65,325	$67,961	$71,903	$75,116
Provision for loan losses	1,640	3,519	7,344	10,444	13,820
Net charge-offs	(5,537)	(2,952)	(9,980)	(14,386)	(17,033)
Ending allowance for loan losses	$61,995	$65,892	$65,325	$67,961	$71,903

Beginning allowance for credit losses	$61	$155	$155	$155	$155
Provision for credit losses	—	(94)	—	—	—
Ending allowance for credit losses	$61	$61	$155	$155	$155

Total provision for loan and credit losses	$1,640	$3,425	$7,344	$10,444	$13,820

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$39,231	$42,532	$60,222	$60,914	$69,003
Loans 90 days or more past due and accruing interest	1,238	202	3,761	1,060	2,054
Total nonperforming loans	40,469	42,734	63,983	61,974	71,057
OREO and Repossessed Assets	23,581	25,095	28,919	30,912	28,951
Total nonperforming assets	$64,050	$67,829	$92,902	$92,886	$100,008

Performing renegotiated loans	$—	$16,484	$6,655	$—	$—

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	2.65%	2.83%	3.84%	3.78%	4.13%
Nonperforming Loans to Total Loans	2.47%	2.60%	3.90%	3.67%	4.11%
Nonperforming Loans and OREO to Total Loans and OREO	3.86%	4.06%	5.56%	5.40%	5.69%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)	3.79%	4.01%	3.99%	4.04%	4.17%
Allowance for Loan and Credit Losses to Nonperforming Loans	153.34%	154.33%	102.34%	109.91%	101.41%

CoBiz Financial Inc.

March 31, 2011

(unaudited)

	Three months ended
	March 31, 2011			December 31, 2010			March 31, 2010
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$39,250	$37	0.38%	$95,601	$76	0.31%	$17,204	$19	0.44%
Investment securities	629,085	5,991	3.81%	594,719	5,539	3.73%	537,517	5,933	4.42%
Loans	1,645,283	22,369	5.44%	1,621,893	22,742	5.49%	1,754,384	24,138	5.50%
Allowance for loan losses	(65,855)			(65,356)			(74,330)
Total interest-earning assets	$2,247,763	$28,397	4.89%	$2,246,857	$28,357	4.80%	$2,234,775	$30,090	5.20%

Noninterest-earning assets	163,767			200,915			196,244
Total assets	$2,411,530			$2,447,772			$2,431,019

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$676,374	$1,106	0.66%	$705,463	$1,139	0.64%	$703,959	$1,330	0.77%
Savings	9,363	5	0.22%	9,263	7	0.30%	10,406	10	0.39%
Eurodollar	97,667	182	0.75%	113,303	229	0.79%	111,958	262	0.94%
Certificates of deposit
Brokered under $100,000	21	—	1.37%	100	1	1.38%	5,616	30	2.17%
Reciprocal	149,592	263	0.71%	152,801	301	0.78%	174,013	506	1.18%
Under $100,000	41,291	107	1.05%	42,805	122	1.13%	51,204	214	1.69%
$100,000 and over	229,409	589	1.04%	250,399	680	1.08%	345,324	1,358	1.59%
Total interest-bearing deposits	$1,203,717	$2,252	0.76%	$1,274,134	$2,479	0.77%	$1,402,480	$3,710	1.07%
Other borrowings
Securities sold under agreements to repurchase	156,799	207	0.53%	162,771	234	0.56%	132,258	291	0.88%
Other short-term borrowings	6,261	5	0.32%	278	1	0.70%	23,583	16	0.27%
Long term-debt	93,150	1,483	6.37%	93,150	1,520	6.39%	93,150	1,149	4.93%
Total interest-bearing liabilities	$1,459,927	$3,947	1.09%	$1,530,333	$4,234	1.09%	$1,651,471	$5,166	1.26%
Noninterest-bearing demand accounts	721,311			671,610			531,742
Total deposits and interest-bearing liabilities	2,181,238			2,201,943			2,183,213
Other noninterest-bearing liabilities	24,917			29,192			15,935
Total liabilities	2,206,155			2,231,135			2,199,148
Total equity	205,375			216,637			231,871
Total liabilities and equity	$2,411,530			$2,447,772			$2,431,019
Net interest income - taxable equivalent		$24,450			$24,123			$24,924
Net interest spread			3.80%			3.71%			3.94%
Net interest margin			4.41%			4.26%			4.52%
Ratio of average interest-earning assets to average interest-bearing liabilities	153.96%			146.82%			135.32%

CoBiz Financial Inc.

March 31, 2011

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity and tangible assets.  These items have been adjusted to exclude Intangible assets and preferred stock.

		At
		March 31,	December 31,	September 30,	June 30,	March 31,
		2011	2010	2010	2010	2010

	Shareholders’ equity as reported - GAAP	$205,658	$201,738	$215,539	$218,227	$224,471
	Intangible assets	(3,877)	(4,119)	(4,279)	(4,440)	(4,749)

A	Tangible equity - Non-GAAP	201,781	197,619	211,260	213,787	219,722
	Preferred stock	(62,555)	(62,414)	(62,276)	(62,140)	(62,005)

B	Tangible common equity - Non-GAAP	$139,226	$135,205	$148,984	$151,647	$157,717

	Total assets as reported - GAAP	$2,413,226	$2,395,088	$2,419,245	$2,458,079	$2,421,040
	Intangible assets	(3,877)	(4,119)	(4,279)	(4,440)	(4,749)

C	Total tangible assets - Non-GAAP	$2,409,349	$2,390,969	$2,414,966	$2,453,639	$2,416,291

D	Common shares outstanding	37,044	36,877	36,842	36,824	36,760

B / C	Tangible common equity to tangible assets - Non-GAAP	5.78%	5.65%	6.17%	6.18%	6.53%
A / C	Tangible equity to tangible assets - Non-GAAP	8.37%	8.27%	8.75%	8.71%	9.09%
B / D	Tangible book value per common share - Non-GAAP	$3.76	$3.76	$4.04	$4.12	$4.29